Exhibit 10.1
CONTRAT DE TRAVAIL
Entre les soussignés :
EMPLOYMENT CONTRACT
Between the undersigned:

•	La société THALES E-TRANSACTIONS S.A., (« la Société »)

•	URSSAF nº 780 540 1161450010117 dont le siège social est situé

•	5 rue Latécoère — 78140 VELIZY VILLACOUBLAY

•	Représentée par Martine AUBRY agissant en qualité de Directeur Général
•	THALES E-TRANSACTIONS S.A., (« the Company »)

•	URSSAF no. 780 540 1161450010117 which registered office is located

•	5 rue Latécoère — 78140 VELIZY VILLACOUBLAY

•	Represented by Martine AUBRY acting in the capacity as General Manager

D’une part, et
On the one part, and

•	M Henry GAILLARD (« le Salarié » ou « le titulaire du présent contrat »)

•	Né le 28 Juillet 1960

•	A CAHORS (46)

•	N° de sécurité sociale : 1600746042437

•	Demeurant 94 Quai Louis Blériot 75016 Paris

•	De nationalité Française
•	Mr. Henry GAILLARD (“You” or “the signee of this contract”)

•	Born on

•	At

•	Social Security Number

•	Residing at

•	Of French nationality

D’autre part,
On the other part,

Il a été convenu ce qui suit :
It has been agreed as follows:

En application de la convention de mutation concertée à laquelle est annexé le présent contrat, vous avez accepté la poursuite de votre relation contractuelle avec la Société THALES E-TRANSACTIONS S.A.
In compliance with the transfer agreement to which is appended this contract, Mr. GAILLARD has agreed to continue his contractual relationship with the Company.

Votre mutation entraînant l’évolution de certains éléments contractuels, nous sommes amenés, pour le bon ordre de votre dossier, à conclure le présent contrat de travail.
Given that his transfer entails amendments of certain contractual elements, the parties will be brought, for the good upkeep of his file, to enter into this employment contract.

Le présent contrat ne prendra effet que sous réserve de la réalisation du closing relatif à l’opération de vente, par Thales à Hypercom, des sociétés composant la business line e-Transactions.
This contract will not be effective unless the closing relating to the sales operation by Thales to Hypercom happens, both companies being the business line e-Transactions.

Sous réserve de la réalisation de cette condition, le présent contrat entrera en vigueur au lendemain du closing.
If this condition is realized, this contract will come into force the day after the closing.

A défaut de réalisation du closing, votre contrat de travail actuel se poursuivra aux conditions initiales.
Otherwise, your current employment will continue under the initial terms and conditions.

ENGAGEMENT — FONCTION
M. GAILLARD est engagé en qualité de Senior Vice President, Global Operations, et aura pour mission:
HIRING — FUNCTION
Mr. GAILLARD is hired as Senior Vice President, Global Operations with the following assignment:

• Le marketing et la gestion du portefeuille produit au niveau du groupe. En cette qualité, il devra assurer la gestion, au niveau de l’ensemble des filiales à travers le monde, du portefeuille
• Global Product Portfolio Management and Marketing. In that role, he will manage the Product Portfolio of Hypercom world wide, the global Product RoadMap of the company and the des produits Hypercom, celle du calendrier et des étapes du développement des produits et diriger l’action des Business Units Marketing en charge des lignes de produit.
Marketing Business Units in charge of the different product lines.

• la gestion de la recherche et du développement au niveau du groupe. En cette qualité, il supervisera les activités de recherche pour l’ensemble des filiales à travers le monde, ainsi que les programmes de développement logiciels et matériels.
• Global Research and Product Development. In that role, he will oversee the world wide Research, Platform and Application Development programs.

• la gestion de la chaine des fournisseurs au niveau du groupe. En cette qualité, il devra assurer la couverture de l’introduction des nouveaux produits, le management EMS et des celui des partenaires commerciaux, la direction des achats, les activités logistiques, le planning de la demande et de la capacité de production ainsi que la qualité, ou encore conduire des actions d’amélioration de la qualité et des processus commerciaux.
• Global Supply Chain. This function will cover New Product Introduction, EMS and Partner Management, Sourcing and Purchasing, Logistics, Demand and Supply Planning as well as Quality.
• Quality and Business Process Improvement

DUREE DU CONTRAT — ANCIENNETE
Le présent contrat est conclu pour une durée indéterminée à compter du 2 avril 2008.
DURATION OF THE CONTRACT — LENGTH OF SERVICE
This contract is entered into for an undetermined period starting on: April 2, 2008

Le titulaire du présent contrat conservera l’ancienneté antérieurement acquise dans l’ensemble des sociétés du Groupe THALES, soit à compter du 1er septembre 1985.
The signee of this contract shall retain his length of service previously acquired in all the companies of the THALES group, i.e. from 1st September 1985

Le Salarié s’engage à remplir ses fonctions avec diligence et à consacrer l’intégralité de son temps de travail, de ses compétences et de ses efforts à ses fonctions et aux intérêts de la Société.
For the duration of this contract, you must devote your full time, attention and abilities to your job duties during working hours, and to act in the best interests of the company at all times.

Le Salarié ne pourra, sans l’accord écrit de la Société, être impliqué directement ou indirectement dans une activité en conflit avec les intérêts de la Société ou encore qui affecteraient l’accomplissement de son travail.
You must not, without the company’s written consent, be in any way directly or indirectly engaged or concerned in any other business where this is or is likely to be in conflict with the Company’s interests or where this may adversely affect the efficient discharge of your duties.

REMUNERATION
En contrepartie de son travail, le titulaire du présent contrat perçoit une rémunération annuelle brute fixée sans référence horaire à 220,000 euros versés sur 12 versements égaux, versés le dernier jour de chaque mois par virement bancaire. Du fait de sa qualité de cadre dirigeant, la rémunération du titulaire du présent contrat est indépendante du nombre d’heures de travail accompli et du nombre de jours travaillés.
REMUNERATION
In consideration of his work, the signee of this contract earns a gross annual remuneration set without an hourly basis at 220,000 Euro paid 12 equal monthly instalments in arrears on the last day of each month by credit transfer into your bank account. Given that he is a managing executive employee, the remuneration of the signee of this contract does not take into account the number of working hours accomplished and the number of days worked.

Au cours de chaque année fiscale pendant l’exécution de son contrat de travail, le Salarié sera susceptible de bénéficier d’une rémuneration variable. Cette rémunération variable sera calculée sur la base d’un taux cible de 50% (à 100% des objectifs atteints fixés d’un commun accord et qui tiendront compte de la performance individuelle et des résultats financiers de l’entreprise Hypercom Corporation). Le Directeur Executif du groupe (CEO) établira, après discussion avec Monsieur GAILLARD, les objectifs de performance pour chaque année fiscale après avoir obtenu l’accord définitif des personnes compétentes sur le budget de Hypercom pour l’année. Hypercom appréciera, de façon discrétionnaire, les
During your employment, you will be eligible but not entitled to receive bonus compensation during each of the Company’s fiscal years in an aggregate annual amount equal to 50%, if you achieve 100% of the agreed upon objectives, of your annual remuneration for each such year, taking into account the tasks which were conferred to you, to your individual performance and to the financial results of Hypercom Corporation. Hypercom Corporation’s Chief Executive Officer will establish, after discussing them with you, the performance goals for each fiscal year following the final approval of Hypercom’s budget for such fiscal year. The determination of whether you have achieved the performance goals and the amount, if any, and timing of droits du Salarié au paiement de la rémuneration variable, ainsi que le montant et la date de versement éventuel de celui-ci.
your bonus compensation will be determined by the Hypercom in its reasonable discretion

De la rémunération sont à déduire, pour les parts lui incombant, les cotisations prévues au titre des divers régimes applicables (Sécurité Sociale, ASSEDIC, Mutuelle, prévoyance) du fait des dispositions légales, conventionnelles ou propres à la Société.
The contributions provided for the different relevant regimes (Social Security, Unemployment, Complementary Health Insurance, Welfare) in the framework of legal, contractual or company-specific provisions.

Le Conseil d’administration de la société Hypercom Corporation octroiera au titulaire du présent contrat une option d’achat portant sur un certain nombre d’actions de la société Hypercom Corporation (« l’Option ») dont le montant sera déterminé par le Conseil d’administration conformément au plan de rémunération différé mis en place par la société. Le prix d’exercice de l’option sera égal à la valeur du cours de l’action au moment de la clôture du marché le jour d’attribution de l’option. L’octroi de l’Option sera soumis à l’aval du Conseil d’administration de la société Hypercom Corporation, qui devrait être exprimé le 28 avril 2008. L’Option sera exerçable par tiers égaux sur une période de trois ans.
Hypercom Corporation’s Board of Directors will grant to you an option for the purchase of a certain amount of shares of Hypercom’s common stock to be determined by the Board of Directors (the “Option”) pursuant to the Hypercom Corporation’s Long-Term Incentive Plan with a per share exercise price equal to the closing market price of a share of common stock on the date of grant. Any such grant shall be provided upon final approval of the Hypercom Corporation’s Board of Directors, such approval is expected by April 28, 2008. The Option will vest in equal increments over a period of 3 years.

En signant le présent contrat, son titulaire reconnaît que s’il se trouve débiteur de la Société ou de toute autre société filiale de la société Hypercom Corporation une compensation légale pourra s’opérer avec les sommes afférentes à l’Option (en particulier si la dette résulte ou pourrait résulter d’une rupture des termes du présent contrat par son titulaire).
By signing this present contract, you confirm that, if at any time you owe the Company or any company in within Hypercom Corporation money (whether under the provisions of this present contract or otherwise, including any sums equal to any loss which has been, or the Company genuinely estimates will be, incurred by Hypercom Corporation arising from a breach by you of any of the terms of this present contract), the Company may deduct such sums owing to it.

AVANTAGES SOCIAUX
La classification professionnelle du titulaire du présent contrat entraîne son inscription, au régime de la Caisse de retraite CRI, 50 route de la Reine BP 85 — 92105 BOULOGNE BILLANCOURT Cedex, et IPECA, 5 rue Paul Barruel - 75740 PARIS Cedex, auprès de laquelle notre Société a souscrit un contrat garantissant une retraite complémentaire ainsi qu’au régime de prévoyance souscrit auprès de MV4 — HAUSSMANN PREVOYANCE, 64 bis rue de Monceau — 75008 PARIS.
SOCIAL BENEFITS
The professional classification of the signee of this contract entails his enrollment, on the CRI retirement Fund 50 route de la Reine BP 85 — 92105 BOULOGNE BILLANCOURT Cedex, and IPECA, 5 rue Paul Barruel — 75740 PARIS Cedex, with which our Company has subscribed a contract guaranteeing a complementary retirement as well as a welfare regime subscribed with MV4 — HAUSSMANN PREVOYANCE, 64 bis rue de Monceau, 75008 PARIS.

LIEU DE TRAVAIL
Le titulaire du présent contrat exerce ses fonctions dans la société Hypercom à Vélizy.
WORK PLACE
The signee of this contract exercises his functions within the Hypercom in Vélizy.

Toutefois, Hypercom Corporation se réserve la faculté de proposer au titulaire du présent contrat une nouvelle affectation dans un établissement et/ou une autre entreprise du Groupe étant entendu que toute mutation hors Région Parisienne ne pourra s’effectuer qu’avec son accord.
However, Hypercom Corporation reserves the possibility of offering the signee of this contract a new work place on another site and/or another company of the Group, being specified that all transfers outside the Paris Area cannot be done without his agreement.

Par ses fonctions, le titulaire du présent contrat pourra être amené de manière habituelle ou occasionnelle à effectuer des déplacements en France ou à l’étranger dont il sera indemnisé selon les règles en vigueur dans la société à la date des déplacements.
By his job, the signee of this contract will be brought on a usual or occasional basis to go on business trips in France or abroad, for which he will be indemnified, according to the rules in force in the company at the date of such trips.

CONGES PAYES
PAID HOLIDAYS

Le titulaire du présent contrat bénéficiera des congés payés institués en faveur des salariés de la société, conformément aux règles légales et conventionnelles en vigueur.
The signee of this contract shall benefit from paid holidays entitlement granted to the employees of the company in accordance with the applicable laws and collective bargaining agreements.

La période de ces congés est déterminée par accord entre la direction et le titulaire du présent contrat compte tenu des nécessités du service.
The holiday period is determined by an agreement between management and the signee of this contract, according to the needs of the department.

En cas de rupture du contrat de travail, le Salarié bénéficiera d’une indemnité compensatrice des congés payés acquis mais non encore pris.
Upon termination of this present contract only unused, earned vacation will give rise to a payment in lieu of vacation.

OBLIGATIONS PROFESSIONNELLES
Les fonctions du titulaire du présent contrat comportent une activité de recherche et de création constitutive d’une mission inventive.
PROFESSIONAL OBLIGATIONS
The job description of the signee of this contract
includes a research and creation activity constituting an
inventive mission.

En conséquence, toute invention que le titulaire du présent contrat est conduit à faire ou à laquelle il a participé à l’occasion de son contrat de travail, appartient à la Société.
Consequently, any invention of which the signee to this contract has led to make or to which he has participated in the framework of his employment contract, belongs to the Company.

Le titulaire du présent contrat s’engage à observer une discrétion professionnelle absolue pour tout ce qui concerne les faits ou informations dont il a connaissance dans l’exercice ou à l’occasion de ses fonctions.
The signee of this contract undertakes to comply with an absolute professional discretion for all which concerns the facts or information of which he is aware in the course of or during his job.

Il garde le secret sur les dispositions, méthodes et procédés quelconques industriels et techniques, de fabrication, ainsi que sur tous les renseignements d’ordre technique, commercial ou financier qui peuvent lui être communiqués ou dont il peut avoir connaissance de quelque manière que ce soit.
The signee of this contract undertakes to maintain absolute secrecy over the methods, procedures and industrial processes, along with all technical, commercial or financial information he may become aware of under any circumstances.

Le titulaire du présent contrat s’engage pendant la durée de son contrat à respecter les instructions qui peuvent lui être données par l’entreprise et à se conformer aux règles régissant le fonctionnement interne de celle-ci. Il s’engage à faire connaître sans délai tous changements qui interviendraient dans les situations qu’il a signalées lors de la signature du présent contrat (adresse, situation de famille, etc).
The signee of this contract undertakes, throughout his employment period to comply with any instruction given by the company and with its internal rules and policies. He undertakes to inform the company of any significant change in his personal situation since the date of the execution of this contract (adress, family situation, etc.).

Le titulaire du présent contrat reconnaît avoir pris connaissance du règlement intérieur.
The signee of this contract acknowledges being aware of the provisions of the company’s internal regulations (“règlement intérieur")

VÉHICULE DE FONCTION
En outre le titulaire du présent contrat bénéficiera d’une voiture de fonction fournie par la société et utilisable pour son usage personnel. Cette voiture, attachée à sa fonction, sera considérée de ce fait comme un avantage en nature s’ajoutant à sa rémunération.
COMPANY CAR
The signee of this contract is entitled to a company car
provided by the company that may be used for personal
purposes as well as professional ones. This company car,
provided in consideration of his position, is a benefit in
kind which will come on top of the remuneration.

La voiture ainsi mise à disposition restera la propriété de l’entreprise. Ce véhicule devra donc lui être restitué en cas de rupture du contrat de travail, pour quelque motif que ce soit, dès la cessation effective de l’activité (soit dès le début du préavis s’il n’est pas effectué)
The company car will remain the property of the company.
The signee of this contract undertakes to return it on the
termination of the employment contract for any reason, as
soon as the employee effectively ceases to work for the
company (i.e. from the date of notification of the
termination if the employee is sent on garden leave during
the notice period).

Les éventuelles contraventions sont entièrement à la charge du salarié, même si elles sont adressées directement au nom de la
Any tickets or fines in relation with the use company car will be société.
paid by the employee, irrespective of their being sent to the company.

RUPTURE DU CONTRAT DE TRAVAIL
La rupture du contrat de travail sera soumise à un délai de préavis de 3 mois sauf faute grave ou lourde.
TERMINATION
The termination of your employment is subject to a notice period of 3 months except in the event of gross or willful misconduct.

En cas de notification de la rupture du contrat de travail par l’une ou l’autre des parties, la Société pourra dispenser le Salarié d’effectuer tout ou partie de la durée du préavis. En ce cas, le Salarié percevra son salaire normalement tout au long de la période de préavis.
The Company may make a payment of your salary in lieu of the above notice entitlement.
If either you or the Company serves notice on the other to terminate the employment contract, the Company may require you to take “garden leave” for all or part of the remaining period of your employment.

Dans l’hypothèse où le Salarié serait dispensé de l’exécution de son préavis :
If you are asked to take “garden leave” you:

(1)	le Salarié ne devra pas se rendre sur les lieux de son travail, autre que son domicile le cas échéant, ou dans tout autre établissement de la Société ou de toute société du groupe auquel appartient la Société;
(1)	may not attend your place of work (if other than your personal home) or any other premises of the Company or any associated company;

(2)	le Salarié ne devra en aucun cas exécuter ses fonctions pendant la période de préavis restant à courir;
(2)	may not be required to carry out duties during the remaining period of your employment;

(3)	Sauf cas exceptionnel, le Salarié ne devra pas, sans le consentement préalable de la Société, contacter ou tenter d’entrer en contact avec les clients, les fournisseurs, les agents, les conseillers, les courtiers ou les banquiers de la Société, toute autre société du groupe ou encore tout autre Salarié de la Société; et
(3)	may not, except under exceptional circumstances, without the prior written permission of the Company contact or attempt to contact any customer, supplier, agent, professional adviser, broker or banker of the Company or any associated company or any employee of the Company; and

(4)	le Salarié ne devra pas travailler pour une autre société ou une autre personne sans le consentement exprès et donné par écrit de la Société.
(4)	may not engage in any alternative employment with any other company firm or person without the express written consent of the Company.

En cas de dispense de préavis, le Salarié continuera à percevoir la totalité de son salaire et des avantages auxquels il a droit en application du présent contrat.
During any period of “garden leave” you will continue to receive your full salary and benefits.

En cas de démission du Salarié, celui-ci sera tenu de respecter la même période de préavis décrite ci-dessus et d’en informer la Société par écrit.
You are required to give the Company the same period of notice in writing to terminate your employment.

Les parties peuvent donc l’une et l’autre rompre à tout moment le contrat de travail en respectant les dispositions légales et conventionnelles en vigueur.
Both parties may therefore terminate the employment relationship at any time, in accordance with applicable legal and conventional provisions.

CONFIDENTIALITE
Le Salarié reconnaît que la Société possède et développe des informations confidentielles relatives à son activité, à ses relations commerciales et ses affaires financières (“Les
CONFIDENTIALITY
You acknowledge that the Company continually obtains and develops valuable proprietary and confidential information concerning its business, business relationships and financial

Informations Confidentielles”), auxquelles le Salarié sera amené à avoir connaissance dans le cadre de l’exécution de ses fonctions.
“Les Informations Confidentielles” comprennent notamment les produits et les plans marketing, la liste des clients, les informations relatives aux fournisseurs, les informations relatives aux Salariés, incluant l’annuaire interne, les informations financières et celles confidentielles par nature ou présentées comme telles. Les Informations Confidentielles peuvent se présenter sous différentes formes, notamment dans les listes des clients et des fournisseurs, les informations financières internes ou tout autre document de la Société.
affairs (the “Confidential Information”) that may become known to you in connection with your employment. Confidential Information includes, but is not limited to, product and marketing plans, customer lists, supplier information, employee information, including internal telephone directories, financial information and information disclosed to the Company or to you by third parties of a proprietary or confidential nature or under an obligation of confidence. Confidential Information may be found in various media, including without limitation, supplier and customer lists, internal financial data and other documents and records of the Company.

Le Salarié reconnaît que toute Information Confidentielle qu’elle soit ou non écrite et qu’elle soit ou non identifiée comme confidentielle est et restera la propriété exclusive de la Société. Le Salarié s’engage en cas de rupture de son contrat de travail à tout moment, à restituer immédiatement à la Société tout matériel lui appartenant et contenant des Informations Confidentielles.
You acknowledge that all Confidential Information, whether or not in writing and whether or not labelled or identified as confidential or proprietary, is and shall remain the exclusive property of the Company. Upon the termination of your employment, or at any time upon the Company’s request, you shall return immediately to the Company any and all materials containing any Confidential Information then in your possession or under your control.

Le Salarié s’interdit de publier, de divulguer ou de mettre à la disposition de toute personne extérieure à l’entreprise les Informations Confidentielles pendant l’exécution de son contrat de travail ou suite à la rupture de son contrat de travail de celui-ci. Le Salarié s’engage à utiliser ces Informations Confidentielles uniquement pour l’exécution de ses fonctions et conformément à la politique de la Société en matière de protection des Informations Confidentielles. Le Salarié s’engage à ne pas utiliser ces Informations Confidentielles pour son profit personnel ou celui de toute autre personne.
You agree that you shall not, either during the term of your employment or any time thereafter, publish, disclose or otherwise make available to any person outside of the Company any Confidential Information. You agree that you shall use such Confidential Information only in the performance of your duties for the Company and in accordance with any Company policies with respect to the protection of Confidential Information. You agree not to use such Confidential Information for your own benefit or for the benefit of any other person or business entity.

CYBERSURVEILLANCE
La Société se réserve le droit de surveiller et / ou de lire ou d’analyser, en fonction de ce qui lui semblera nécessaire, toutes les données électroniques émises ou reçues, internes ou externes, ainsi que tous les sites internets auxquels le Salarié aura eu accès par le biais d’un ordinateur ou de tout autre matériel appartenant à la Société, peu important que les données ou les sites aient un lien avec l’activité de la Société.
E-MAIL/INTERNET MONITORING
The Company reserves the right to monitor and/or view, as it deems appropriate, all data sent or received electronically by you, whether internally or externally, and all internet sites accessed by you using computer equipment or other property owned by the Company, regardless of whether such data and/or sites relate to the business of the Company or otherwise.

NON-CONCURRENCE
Afin de protéger les intérêts légitimes de la Société, le Salarié s’engage, pendant une période de 12 mois à compter de son départ de la Société, à ne pas, directement ou indirectement, développer, concevoir, produire, commercialiser ou vendre (ou collaborer avec d’autres personnes ou entités afin de développer, concevoir, produire, commercialiser ou vendre) des produits ou des services en concurrence avec ceux développés, conçus, produits, commercialisés ou vendus par la Société ou à travailler pour un concurrent de la Société et notamment pour Verifone, Ingenico, Thales, Cybernet, Axalto or Way Systems et les sociétés de leurs groupes.
NON-COMPETITION
You agree that for a period of 12 months from the effective termination of your employment for any reason, you shall not, directly or indirectly, develop, design, produce, market or sell (or assist any other person or entity in developing, designing, producing, marketing or selling) products or services competitive with those developed, designed, produced, marketed or sold by the Company or work for any competitor of the Company including but not limited to Verifone, Ingenico, Thales, Cybernet, Axalto or Way Systems and any holding company of any such competitor or any subsidiary of such holding company or of the relevant competitor.

Cette interdiction s’applique sur le territoire Français, le territoire de l’Union Européenne.
This prohibition applies both in France and and European Union.

Le Salarié reconnaît expressément que s’il devait être directeur, consultant ou associé ou que s’il détenait une participation supérieure à 1% dans une société qui développait, concevait, produisait, commercialisait ou vendait des produits en concurrence avec ceux de la Société, il serait en violation des dispositions de la présente clause.
You understand that if you are a principal, employee, consultant or partner or have an ownership interest in an entity that develops, designs, produces, markets or sells products or services competitive with those of the Company, you will be in violation of this provision.

En contrepartie de l’engagement de non-concurrence pris par le Salarié, celui-ci percevra l’indemnité figurant dans la convention collective des ingénieurs et cadres des industries de la Métallurgie.
In consideration for this non-competition duty, you shall receive such indemnity as provided in the national collective bargaining agreement of engineers and executives of the Metallurgical Industries — Paris area (convention collective nationale des ingénieurs et cadres de la Métallurgie).

Cette indemnité mensuelle sera payée pendant toute la durée de la période de non-concurrence.
This monthly indemnity will be paid during the whole non-competition period.

La Société se réserve la faculté de dispenser le Salarié du respect de cette clause de non-concurrence, auquel cas celui-ci ne pourrait prétendre à une quelconque contrepartie financière, à condition que la Société en ait informé le Salarié par écrit dans les 15 jours à compter de la notification de la rupture.
The Company may release you from the non-competition undertaking and release itself from the non-competition indemnification, subject to prior written notice being sent to you within 15 days following notice of termination by either party.

NON SOLLICITATION
Afin de protéger les intérêts légitimes de la Société, le Salarié s’engage, pendant la durée de son contrat de travail et pendant une période de un an à compter de la rupture de son contrat de travail, à ne pas, directement ou indirectement, tenter de démarcher, de débaucher de la Société, offrir ou faire offrir un emploi à toute personne qui serait encore Salariée de la Société de façon à ce que celle-ci quitte son poste.
NON SOLICITATION
Notwithstanding any other provision of this contract, you undertake not to solicit, attempt to solicit or approach any employees of the Company or the other companies within the group of companies that belong to Hypercom Corporation, and not to use you influence on any employee of Hypercom Corporation in an attempt to suggest that such employee leave his/her job position or persuade such employee to leave his/her job position.
This provision shall apply throughout the term of the employment contract and shall continue to apply for a period of one year following the termination of your employment contract.

CHANGEMENT DE CONTROLE
Dans l’hypothèse où un Changement de Contrôle (tel que défini ci-après) interviendrait dans les 24 mois de l’embauche du Salarié au sein du groupe Hypercom, et que de ce fait le Salarié ne soit plus appelé à exercer le même niveau de responsabilités qu’actuellement ou à percevoir un niveau de rémunération au moins égal à celui en vigueur préalablement au Changement de Contrôle ou serait licencié pour quelque raison que ce soit, à l’exception d’une faute grave ou lourde, celui-ci aura droit à une indemnité égale à six (6) mois du salaire moyen brut (à l’exclusion de toute rémunération variable ou différée de quelque nature qu’elle soit) calculé sur la base des douze mois précédents. A cette indemnité de six (6) mois s’ajoutera l’ensemble des indemnités légales ou conventionnelles auxquelles le Salarié pourra prétendre au titre de la rupture de son contrat de travail.
Pour les besoins du présent article, l’expression « Changement de Contrôle » désignera soit (1) l’opération de cession ou de fusion conduisant à la disparition du groupe Hypercom, ou l’opération au terme de laquelle les actions du groupe seront liquidées ou converties en actions ou titres, sauf dans
CHANGE OF CONTROL
In the event a termination of your employment by the employer (i.e. a redundancy or a dismissal, except for gross or wilful misconduct) or a Change of Control (as defined below) occurs within 24 months of your employment date and in the further event that you do not continue to be employed by the Company at a level of responsibility or a level of remuneration at least commensurate with your existing level of responsibility and remuneration immediately prior to the Change of Control and you elect in a written notice to the Company within six (6) months of a Change of Control to treat your employment as being terminated as a result of either such reduction with the termination being effective as at the date of the written notice then the Company agrees to pay you as compensation an amount equal to six (6) months of the average gross salary (i.e. excluding variable remuneration e.g. bonus, commissions, etc.) that you will have received during the 12 months prior to the notification of your dismissal, plus an amount equal to any unused, earned vacation days. In top of this compensation equals to six (6) months, the employee will receive all the legal or conventional indemnity that he is entitled to receive in case of the breach of his employment contract.

l’hypothèse où les actionnaire du groupe Hypercom disposeront d’au moins 80 % des actions ou des droits de vote au sein de l’entité survivante ; soit (2) la liquidation ou la dissolution du groupe Hypercom.
For the purpose of this clause the following expression shall have the following meaning:
"Change of Control” means and includes each of the following: (1) there shall be consummated any consolidation or merger of the Group in which Hypercom is not the surviving or continuing entity, or pursuant to which Hypercom’s common stock would be converted into cash, securities or other property, other than a merger of Hypercom in which the holders of Hypercom’s common stock immediately prior to the merger have at least 80% ownership of beneficial interest of common stock or other voting securities the surviving entity immediately after the merger; or (2) Hypercom’s stockholders approve any plan or proposal for liquidation or dissolution of Hypercom.

CONVENTION COLLECTIVE
Le présent contrat est régi par les dispositions de la convention collective des Ingénieurs et Cadres de la Métallurgie applicable à l’entreprise.
COLLECTIVE BARGAINING AGREEMENT
The collective bargaining agreement applicable to your
employment contract will be that of the engineers and
executives or the Metallurgical industries.

Pour confirmer son accord, le titulaire du présent contrat nous retournera, sous pli confidentiel, un exemplaire du présent contrat daté et revêtu de sa signature précédée de la mention “lu et approuvé, reçu un original du présent contrat”.
The signee of this contract, in order to express his
consent on the terms and conditions of employment set out,
will return a signed and initialed copy of the present
contract under confidential mail.

Fait en double exemplaire,
A Vélizy, le
31 Mars 2008
/s/ Martine Aubry
Martine AUBRY
Directeur Général
Thales E-Transactions SA
Done in two copies,
Velizy on the
31 March, 2008
/s/ Henry Gaillard
Henry GAILLARD